News Release

Contact:        Jerome J. Gassen
       President and Chief Executive Officer
       (765) 529-2230

AMERIANA BANCORP REPORTS NET INCOME OF $80,000 OR $0.03 PER SHARE
FOR THE FIRST QUARTER OF 2010

NEW CASTLE, Ind. (May 4, 2010) – Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today announced results for the first quarter ended March 31, 2010.  For the quarter, Ameriana reported net income of $80,000 or $0.03 per basic and diluted share, compared with a net loss of $113,000 or $(0.04) per basic and diluted share for the first quarter of 2009 and continuing a positive earnings trend that began in the second half of 2009.

Ameriana's year-over-year earnings improvement primarily reflected an 8% or $242,000 increase in net interest income driven by a continued improvement in net interest margin, and a $241,000 decrease in net costs of other real estate owned ("OREO") from $384,000 in the year-earlier quarter, reduced by a $181,000 increase in FDIC insurance premiums.

Commenting on the announcement, Jerome J. Gassen, President and Chief Executive Officer, said, "We are pleased to announce another profitable quarter for Ameriana, our third consecutive quarter reflecting positive momentum in our operations. Although business conditions remain challenging overall and credit costs remain high, the steps we took last year to improve margins and strengthen our balance sheet – together with broader, longstanding strategies to expand our market reach and increase our focus on commercial lending – continue to pay off for Ameriana.  Additionally, we continue to see signs that the credit cycle may be improving, with the most notable indication being a recent and significant decline in the level of our past due performing loans. Together, these factors underscore a solid and encouraging start to 2010 for Ameriana."

ASBI Reports First Quarter 2010 Results

May 4, 2010

Gassen noted that the new banking centers in Carmel, Fishers and Westfield remain central to the Company's strategy to strengthen and differentiate Ameriana's brand, establish a wider customer base, and provide new catalysts for loan and deposit growth over the longer term.  "We are pleased with the way our newest banking centers are ramping up, consistent with our expectations, and we are gratified by the positive response we have received from customers who experience the difference that Ameriana brings to banking," Gassen added.

Ameriana Bancorp's net interest income for the first quarter of 2010 remained level with the fourth quarter of 2009, but increased 8% compared with the first quarter of 2009.  This improvement in net interest income over the year-earlier quarter was achieved with a lower volume of interest-earning assets that resulted from balance sheet restructuring in the last half of 2009, which was designed to increase the Bank's regulatory capital ratios.  For the first quarter of 2010, Ameriana's net interest margin on a fully tax-equivalent basis increased to 3.50% or 16 basis points more than the fourth quarter of 2009 and 51 basis points higher than the first quarter of 2009, continuing a positive trend that began in the third quarter of 2009.  This improvement, especially compared with the prior-year period, primarily reflected the positive impact of a proportionate increase in the loan portfolio of higher-yielding commercial loans and Ameriana's increased focus on core deposits, allowing non-core deposits, less stable public funds deposits and promotional certificates of deposit to run off.

The weak economy, underscored by high unemployment and declining home prices, has exerted greater pressure on borrowers, which continues to result in high credit costs for Ameriana.  The Bank's non-performing assets, which includes non-performing loans, OREO and repossessed assets, increased $1.4 million in the first quarter to $16.0 million at March 31, 2010, from $14.6 million at December 31, 2009, and $9.9 million as of March 31, 2009.  However, there are indications that credit problems may have peaked as the amount of loans delinquent 31-89 days declined 36% in the first quarter of 2010 versus the fourth quarter of 2009 and are now 20% below the year-earlier quarter, while net charge-offs for the first quarter of 2010 declined 48% from the fourth quarter of 2009.  The Company remains diligent in its collection activities by working with borrowers where possible for reasonable solutions, but the ongoing decline in asset values often makes a favorable resolution of problem loans difficult.

As part of its efforts to manage credit issues and boost the Company's allowance for loan losses in the face of a still-elevated level of net charge-offs and non-performing loans, Ameriana recorded a $360,000 provision for loan losses in the first quarter of 2010.  The Company's allowance for loan losses was $4.0 million or 1.23% of total loans at March 31, 2010, virtually level with the allowance at December 31, 2009, and up from $3.2 million or 0.95% of total loans at March 31, 2009.

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ASBI Reports First Quarter 2010 Results

May 4, 2010

Ameriana Bancorp is a bank holding company.  Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area.  Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, and Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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ASBI Reports First Quarter 2010 Results

May 4, 2010
AMERIANA BANCORP
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Interest income	$5,083	$5,823
Interest expense	1,800	2,782
Net interest income	3,283	3,041
Provision for loan losses	360	338
Net interest income after provision for loan losses	2,923	2,703
Other income	1,370	778
Other expense	4,304	3,855
Loss before income taxes	(11)	(374)
Income tax benefit	(91)	(261)
Net income (loss)	$80	$(113)

Earnings (loss) per share:
Basic	$0.03	$(0.04)
Diluted	$0.03	$(0.04)

Weighted average shares outstanding:
Basic	2,989	2,989
Diluted	2,989	2,989

Dividends declared per share	$0.01	$0.04

	March 31, 2010	Dec. 31, 2009	March 31, 2009
Total assets	$440,414	$441,563	$496,280
Cash and cash equivalents	20,148	19,588	33,874
Investment securities available for sale	30,869	35,841	65,878
Loans receivable	323,483	325,549	339,000
Allowance for loan losses	3,963	4,005	3,225
Loans, net	319,520	321,544	335,775
Allowance for loan losses as a percentage of loans receivable	1.23%	1.23%	0.95%
Non-performing loans	$9,386	$9,052	$3,292
Allowance for loan losses as a percentage of non-performing loans	42.2%	44.2%	98.0%
Deposits:
Non-interest-bearing	$32,159	$29,531	$24,057
Interest-bearing	304,537	308,850	334,526
	336,696	338,381	358,583

Borrowed funds	$63,810	$64,185	$94,235
Shareholders' equity	32,733	32,575	33,784
Book value per share	10.95	10.90	11.30

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